UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 13, 2007
Commission File No. 001-31463
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 Industry Drive, RIDC Park West,	15275
Pittsburgh, Pennsylvania (Address of principal executive offices)	(Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     In connection with the merger discussed in Item 2.01 below, Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) has entered into a Second Amendment, dated as of February 13, 2007 (the “Second Amendment”), to its Second Amended and Restated Credit Agreement, dated July 28, 2004 (as amended, the “Credit Agreement”), among the Company, certain lenders and General Electric Capital Corporation as agent, whereby the parties amended certain provisions of the Credit Agreement in connection with the addition of Golf Galaxy, Inc. (“Golf Galaxy”) and its wholly owned subsidiary as parties to the Credit Agreement and related documents.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On February 13, 2007, Yankees Acquisition Corp., a wholly-owned subsidiary (“Subsidiary”) of the Company merged with and into Golf Galaxy, resulting in Golf Galaxy becoming a wholly-owned subsidiary of the Company. Golf Galaxy is a multi-channel golf specialty retailer that currently operates 65 stores in 24 states, ecommerce websites and catalog operations and offers a comprehensive selection of competitively priced brand name golf equipment, accessories, apparel, golf services, and golf instruction by on-staff certified PGA professionals in a unique interactive store environment. The GolfWorks, a leading brand for golf club components, clubmaking tools and technical information, is a wholly owned subsidiary of Golf Galaxy.
     The Company, Subsidiary and Golf Galaxy had entered into an Agreement and Plan of Merger on November 13, 2006 (the “Merger Agreement”), which set forth the terms and conditions upon which Subsidiary would merge with and into Golf Galaxy. In connection with the merger, each Golf Galaxy shareholder will receive $18.82 per share in cash, without interest. The Merger Agreement also provided for the assumption of outstanding employee stock options and warrants of Golf Galaxy, except that the holders of vested in-the-money Golf Galaxy options and warrants were permitted to elect to cash-out such options and warrants. The Company and Golf Galaxy received notice of early termination of the waiting period under Hart-Scott-Rodino Act on December 20, 2006, and the merger transaction was approved by the Golf Galaxy shareholders at a special shareholders meeting held on February 13, 2007.
     In connection with the merger, the Company has entered into employment agreements with certain members of Golf Galaxy’s management, including Randall K. Zanatta, Golf Galaxy’s President and Chief Executive Officer, and has made grants of options and restricted stock to members of Golf Galaxy management. The grants were, in the aggregate, 500,000 shares underlying options and 150,000 shares of restricted stock. The grants were made under the Company’s 2002 Stock Plan.
     Approximately $225 million was required to complete the merger, including the repayment of Golf Galaxy indebtedness. The Company obtained these funds from available cash and the proceeds of its Second Amended and Restated Credit Agreement, effective July 29, 2004, among the Company, certain lenders and General Electric Capital Corporation as agent.
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(c) Following the acquisition of Golf Galaxy by the Company, Randall K. Zanatta, age 49, will continue to serve as the President and Chief Executive Officer of Golf Galaxy. Mr. Zanatta served as President, Chief Executive Officer and Chairman of Golf Galaxy’s board of directors prior to the acquisition of Golf Galaxy by the Company. Mr. Zanatta co-founded Golf Galaxy in December 1995. Before co-founding Golf Galaxy, Mr. Zanatta spent 17 years with Best Buy Co., Inc., most recently as senior vice president—marketing and merchandising. During Mr. Zanatta’s tenure at Best Buy, Mr. Zanatta also served on the executive committee, which was the primary guiding body of the organization.
     Except with respect to the Merger Agreement and the transactions contemplated therein as described above, and the Employment Agreement entered into between the Company, Golf Galaxy and Mr. Zanatta, and the items set forth therein as described below, there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Zanatta that are required to be disclosed by Item 404(a) of Regulation S-K.
     Pursuant to Mr. Zanatta’s continuation as President and Chief Executive Officer of Golf Galaxy, the Company entered into an employment agreement with Randall K. Zanatta for an initial term of three (3) years (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Zanatta will be entitled to receive a base salary, specified benefits, the option and restricted stock grants mentioned below, and will be entitled to receive an annual bonus, based on achievement of annual performance goals, of 0 to 150% of base salary. Mr. Zanatta will also be entitled to severance if he is terminated without cause, and is subject to certain non-compete and non-solicitation covenants set forth in the Employment Agreement. In addition, the Company has granted Mr. Zanatta a non-qualified stock option to purchase up to 165,000 shares of Company common stock as of November 16, 2006, and 75,000 shares of restricted Company common stock as of February 13, 2007. The grants were made under the Company’s 2002 Stock Plan.
     The summary of the Second Amendment, Employment Agreement, non-qualified stock option grant and restricted stock grant in this Current Report on Form 8-K are qualified in their entirety to the full text of the Second Amendment, Employment Agreement, Stock Option Agreement and Restricted Stock Award Agreement attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.
     As a separate matter, William R. Newlin, the Company’s Chief Administrative Officer and Executive Vice President will retire from the Company effective March 31, 2007, after completing his intended three year term which began in 2003.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit 10.1	Second Amendment to Second Amended and Restated Credit Agreement dated as of February 13, 2007

Exhibit 10.2	Cover Letter and Second Amended and Restated Employment Agreement, dated February 13, 2007

Exhibit 10.3	Stock Option Agreement, dated February 13, 2007

Exhibit 10.4	Restricted Stock Award Agreement, dated February 13, 2007

Exhibit 99.1	Press Release dated February 13, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: February 13, 2007	By:	/s/ William R. Newlin

	Name:	William R. Newlin
	Title:	Executive Vice President and Chief Administrative Officer